UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 5, 2010
MAJESCO ENTERTAINMENT COMPANY
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	333-70663 (Commission File Number)	06-1529524 (IRS Employer Identification No.)
160 Raritan Center Parkway
Edison, New Jersey
(Address of principal executive offices and zip code)
Registrant’s telephone number, including area code: (732) 225-8910
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.02 RESULTS OF OPERATIONS AND FINANCIAL CONDITION
The information set forth under this “Item 2.02 — Results of Operations and Financial Condition,” including the exhibit attached hereto, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.
Attached as Exhibit 99.1 is a copy of a press release of Majesco Entertainment Company (the “Company”) dated January 14, 2010, announcing certain financial results for the Company’s fiscal fourth quarter and year ended October 31, 2009.
ITEM 2.05 COSTS ASSOCIATED WITH EXIT OR DISPOSAL ACTIVITIES.
Beginning January 5, 2010, Company management initiated a plan of restructuring to better align its workforce to its revised operating plans. As part of the plan, the Company reduced its personnel count by 16 employees, representing 17% of its workforce.
Employees directly affected by the restructuring plan have received notification. The Company expects the restructuring to be completed during its first quarter ending January 31, 2010.
The Company will record charges of approximately $500,000 in the first quarter of 2010 in connection with the terminations, which consist primarily of severance and unused vacation payments. These payments will be made during the Company’s fiscal year ending October 31, 2010.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
(d) The following exhibit is furnished with this report:

Exhibit Number	Description

99.1	Press Release dated January 14, 2010.

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAJESCO ENTERTAINMENT COMPANY
Dated: January 14, 2010
/s/ Jesse Sutton
Jesse Sutton
Chief Executive Officer